      As filed with the Securities and Exchange Commission on July 12, 2000

                                                   Registration No. 333-

 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8

                          ----------------------------
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------
                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                VIRGINIA                                    54-1387365
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                500 Volvo Parkway
                           Chesapeake, Virginia 23320
                                 (757) 321-5000
                        (Address and telephone number of
                    registrant's principal executive offices)

                            DOLLAR TREE STORES, INC.
                              STOCK INCENTIVE PLAN
                            (Full title of the plan)

           FREDERICK C. COBLE                            with a copy to:
        Dollar Tree Stores, Inc.                    WILLIAM A. OLD, JR., ESQ.
            500 Volvo Parkway                       Hofheimer Nusbaum, P.C.,
       Chesapeake, Virginia 23320                999 Waterside Drive, Suite 1700
             (757) 321-5000                          Norfolk, Virginia 23510
   (Name, address and telephone number                   (757) 622-3366
          of agent for service)

                         CALCULATION OF REGISTRATION FEE

      Title of                             Proposed           Proposed
     securities           Amount            maximum            maximum          Amount of
        to be              to be        offering price        aggregate       registration
     registered        registered(1)       per share       offering price          fee

-------------------------------------------------------------------------------------------
    Common Stock         4,500,000       $39.15625 (3)        $176,203,125      $46,518
  (par value $.01)       shares (2)

-------------------------------------------------------------------------------------------

(1) Also includes such indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions pursuant to the Plan.

(2) Represents an increase in shares offered or to be offered under an amendment to the Dollar Tree Stores, Inc. Stock Incentive Plan approved by the shareholders of Dollar Tree Stores, Inc. on May 25, 2000, as adjusted to take into account the three-for-two stock split payable as of June 19, 2000 to stockholders of record at the close of business on June 12, 2000.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) based upon the average of the reported high and low sales prices for a share of Common Stock on July 5, 2000 as reported on the Nasdaq National Market.


 ===============================================================================

This Registration Statement includes a Total of 7 Pages. Exhibit Index on
Page 7.


                                EXPLANATORY NOTES

         1. The Company hereby files this Registration Statement on Form S-8 with the Commission to register 4,500,000 additional shares of Common Stock, $.01 par value, offered or to be offered to participants under the Plan from time to time at prices determined by a committee of the Company's Board of Directors. The amendment to the Plan to increase the number of shares of Common Stock issuable under the Plan was approved by the Company's shareholders on May 25, 2000. This Registration Statement also covers such indeterminate number of additional shares which may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         2. The contents of the Company's Registration Statements on Form S-8, Registration Nos. 33-92812 and 333-38735, as amended, are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

         The information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Plan, together with the Plan, as amended, attached to the Prospectus.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), (Commission 1934 Act File No. 0-25464) are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (including those portions of the Registrant's Proxy Statement for its Annual Meeting of Shareholders on May 25, 2000 incorporated by reference into such Annual Report on Form 10-K).

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (3) The Registrant's Current Reports on Form 8-K filed on April 11 and 27, May 18 and 24, June 20 and July 12, 2000.

         (4) All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

         (5) The description of the Registrant's Common Stock contained in the Registrant's 1934 Act registration statement on Form 8-A dated March 6, 1995, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, see Item 3(5) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The information required by this item is hereby incorporated herein by this reference to the Company's Registration Statement on Form S-1 (Registration No. 33-88502), as amended, initially filed with the Commission on January 13, 1995.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

NUMBER   DESCRIPTION

*4.1 Third Restated Articles of Incorporation, as amended (See Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1996, which is incorporated herein by this reference).

*4.2 Second Restated Bylaws (See Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-88502), as amended (the "1995 Registration Statement"), initially filed with the Commission on January 13, 1995, which is incorporated herein by this reference).

*4.3 Form of Common Stock Certificate (See Exhibit 4.5 to the 1995 Registration Statement, which is incorporated herein by this reference).

*4.4 Dollar Tree Stores, Inc. Stock Incentive Plan (See Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1995, which is incorporated herein by this reference).

*4.5 First Amendment to the Plan (See Exhibit 10.3 to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996, which is incorporated herein by this reference).

*4.6 Second Amendment to the Plan (See Exhibit 10.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-28599), as amended, initially filed with the Commission on June 6, 1997, which is incorporated herein by this reference).

*4.7 Third Amendment to the Plan (See the Appendix to the Company's Proxy Statement filed with the Commission in connection with the Company's Annual Meeting of Shareholders held on May 25, 2000, which is incorporated herein by this reference).

**5.1 Opinion of Hofheimer Nusbaum, P.C. regarding legality of shares being issued (filed herewith)

**23.1   Independent Auditors' Consent.

**23.2   Consent of Counsel (See Exhibit 5.1).

**24.1   Power of Attorney (See Signature Page).

-----------------

* Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**       Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any  prospectus required by
                   Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or
                   events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                          (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement;

                  (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The consolidated financial statements and supplemental consolidated financial statements of Dollar Tree Stores, Inc. and subsidiaries as of December 31, 1999 and 1998 and each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the Common Stock offered hereunder has been passed upon by Hofheimer Nusbaum, P.C., Norfolk, Virginia.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesapeake, Commonwealth of Virginia, on the 12th day of July, 2000.

                                         DOLLAR TREE STORES, INC.

                                         By  /s/ Frederick C. Coble
                                             -----------------------
                                             Frederick C. Coble
                                             Senior Vice President -
                                             Chief Financial Officer

         The registrant and each person whose signature appears below constitutes and appoints Macon F. Brock, Jr. and Bob Sasser, and any agent for service named in this Registration statement, and each of them, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to the Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                           Date
---------                             -----                           ----

/s/ J. Douglas Perry
---------------------------  Chairman of the Board;               July 12, 2000
J. Douglas Perry             Director

/s/ Macon F. Brock, Jr.
---------------------------  President and Chief Executive        July 12, 2000
Macon F. Brock, Jr.          Officer; Director (principal
                             executive officer)

/s/ Frederick C. Coble
---------------------------  Senior Vice President - Chief        July 12, 2000
Frederick C. Coble           Financial Officer (principal
                             financial and accounting officer)
/s/ H. Ray Compton
---------------------------  Executive Vice President and         July 12, 2000
H. Ray Compton               Director

/s/ John F. Megrue
---------------------------  Vice Chairman; Director              July 12, 2000
John F. Megrue

/s/ Richard G. Lesser
---------------------------  Director                             July 12, 2000
Richard G. Lesser

/s/ Thomas A. Saunders, III
---------------------------  Director                             July 12, 2000
Thomas A. Saunders, III

/s/ Alan L. Wurtzel
---------------------------  Director                             July 12, 2000
Alan L. Wurtzel


---------------------------  Director
Frank Doczi

                                INDEX TO EXHIBITS

NUMBER   DESCRIPTION

*4.1 Third Restated Articles of Incorporation, as amended (See Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending June 30, 1996, which is incorporated herein by this reference).

*4.2 Second Restated Bylaws (See Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-88502), as amended (the "1995 Registration Statement"), initially filed with the Commission on January 13, 1995, which is incorporated herein by this reference).

*4.3 Form of Common Stock Certificate (See Exhibit 4.5 to the 1995 Registration Statement, which is incorporated herein by this reference).

*4.4 Dollar Tree Stores, Inc. Stock Incentive Plan (See Exhibit 10.16 to the Company's Quarterly Report on Form 10-Q for the quarterly period ending March 31, 1995, which is incorporated herein by this reference).

*4.5 First Amendment to the Plan (See Exhibit 10.3 to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996, which is incorporated herein by this reference).

*4.6 Second Amendment to the Plan (See Exhibit 10.1 to the Company's Registration Statement on Form S-3 (Registration No. 333-28599), as amended, initially filed with the Commission on June 6, 1997, which is incorporated herein by this reference).

*4.7 Third Amendment to the Plan (See the Appendix to the Company's Proxy Statement filed with the Commission in connection with the Company's Annual Meeting of Shareholders held on May 25, 2000, which is incorporated herein by this reference).

**5.1 Opinion of Hofheimer Nusbaum, P.C. regarding legality of shares being issued (filed herewith)

**23.1   Independent Auditors' Consent.

**23.2   Consent of Counsel (See Exhibit 5.1).

**24.1   Power of Attorney (See Signature Page).

-----------------

* Previously filed as an exhibit to the referenced filing, which is herein incorporated by reference.

**       Filed herewith.